PricewaterhouseCoopers

                                                      PricewaterhouseCoopers LLP
                                                                400 Campus Drive
                                                                    P.O. Box 988
                                                          Florham Park, NJ 07932
                                                        Telephone (973) 236-4000
                                                        Facsimile (973) 236-5000


January 26, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Cortech, Inc. (copy attached), which we understand will be filed with the Commission, purusuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated January 20, 2005. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP